UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PREMIERE GLOBAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2015

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Item 8.01	Other Events.

As previously announced, on September 10, 2015, Premiere Global Services, Inc., a Georgia corporation (the “Company” or “PGi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pangea Private Holdings II, LLC, a Delaware limited liability company (“Parent”), and Pangea Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Also as previously disclosed, on November 10, 2015, a putative class action lawsuit relating to the Merger was filed in the United States District Court for the Northern District of Georgia.

A hearing on the plaintiff’s emergency motion for preliminary injunction was held on November 19, 2015. On November 20, 2015, the plaintiff withdrew his motion for preliminary injunction.

The withdrawal of the motion for a preliminary injunction does not constitute a dismissal, settlement or withdrawal of the plaintiff’s claims. Each of the defendants believes the claims asserted in the lawsuit are without merit and intend to vigorously defend against this lawsuit. However, at this time, it is not possible to predict the outcome of the proceeding or its impact on PGi or the Merger.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, PGi has filed the Proxy Statement with the SEC on Schedule 14A on October 26, 2015 and may file other relevant documents concerning the proposed merger. The Proxy Statement was mailed to shareholders of PGi on or about October 27, 2015. PGi’s SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT PGi WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PGi AND THE PROPOSED MERGER. PGi’s shareholders will be able to obtain, without charge, a copy of the Proxy Statement and other relevant materials in connection with the proposed merger, and any other documents filed by PGi with the SEC from the SEC’s website at sec.gov and on PGi’s website at pgi.com. PGi’s shareholders will also be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents (when available) by directing a request by mail or telephone to Premiere Global Services, Inc., c/o Sean O’Brien, 3280 Peachtree Road, NE, The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by emailing investors@pgi.com or by calling 1-800-749-9111, extension 8462.

PGi and its directors and officers may be deemed to be participants in the solicitation of proxies from PGi’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger. Information about PGi’s directors and executive officers and their ownership of PGi’s common stock is set forth in the Proxy Statement. Shareholders may obtain additional information regarding the interests of PGi and its directors and executive officers in the proposed Merger, which may be different than those of PGi’s shareholders generally, by reading the Proxy Statement and other relevant documents regarding the proposed merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: November 24, 2015	By:	/s/ L. Scott Askins
L. Scott Askins
Executive Vice President – Legal, General Counsel and Secretary